Exhibit 10.3

August 6, 2007

Stone Tan China Acquisition Corp.
9191 Towne Center Drive, Suite 410

San Diego, California 92122

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

Re:          Initial Public Offering

Gentlemen:

The undersigned stockholder of Stone Tan China Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co., Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.             If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares and will vote all shares of Common Stock of the Company acquired by the undersigned in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company.

2.             In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (such date being referred to herein as the “Termination Date”), the undersigned shall take all such action reasonably within its power as is necessary to dissolve the Company and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and will not seek recourse against the Trust Account for any reason whatsoever.

3.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees (i) not to become a principal stockholder of a blank check company engaged in business activities similar to those intended to be conducted by the company and (ii) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have. For the purposes hereof, a suitable opportunity shall mean any company or business having its primary operations in the People’s Republic of China whose fair market value is at least equal to 80% of the balance of the Trust Account (less deferred underwriting compensation of $9,000,000, or $10,350,000 if the over-allotment is exercised in full and taxes payable).

4.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is currently a portfolio company of, or affiliated with, any of the Insiders. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which in the future becomes affiliate with any of the Insiders, unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

5.             Prior to a Business Combination, neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company. Notwithstanding the foregoing, the undersigned shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.             Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.             The undersigned will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.             The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

9.             This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

10.           As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or control through contractual arrangements or otherwise, of one or more operating businesses in People’s Republic of China selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Account” shall mean the trust account established by the Company at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

STONE TAN CHINA ACQUISITION CORP.

By:
Richard Tan, Chief Executive Officer

INSIDER
[TRUST NAME]

By:

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